Exhibit 10.19

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE CORPORATION RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE CORPORATION , THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

DIBZ INTERNATIONAL INC

(a Nevada corporation)

Convertible Promissory 9% Note

22nd December 2014	Total Note: $75,000.00

DIBZ INTERNATIONAL INC., a Nevada corporation (the “Corporation”), for value received, promises to pay (subject to the conversion provisions set forth herein) to the order of RiverHouse IT INC (the “Holder”), on 22nd December 2016 (the “Maturity Date”), upon presentation of this Convertible Promissory Note (the “Note”), Seventy Five Thousand ($75,000.00) Dollars (the “Principal Amount”) together with any accrued and unpaid interest.

The Note is convertible into shares of DIBZ Common stock or at the option of the Holder, Series A Convertible Preferred shares. (the “Converted Stock”) of the Corporation as provided below in Section 2. This Note is issued in accordance with the terms and conditions set forth in the Loan Agreement, of even date herewith, by and between the Corporation and the Holder (the “Loan Agreement”).

The Corporation covenants, promises and agrees as follows:

1. Interest. Subject to the Holder's right to convert, interest payable on this Note shall accrue at the annual rate of nine percent (9%) and be payable on the Due Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

2. Conversion.

2.1. Option to Convert to Common Shares. The Holder shall have the right, from and after the issuance of this Note and then at any time until this Note is fully paid, at his option, to convert, in whole or in part, subject to the terms and provisions hereof, the then outstanding balance of the Principal Amount of the Note, and at the Holder's election, the interest accrued on the Note, into shares of the Corporation’s common stock the number of shares to be determined by dividing the outstanding balance of the Principal Amount of the Note, together with any interest, to be converted by fifty five percent (55%) of the average of the closing bid price of the Corporation’s common stock for the five (5) trading days immediately preceding the date of the Conversion Notice (as hereinafter defined); provided, (the “Conversion Price”), subject to adjustment as provided below in Section 7

2.1.1 Option to Convert into Series A shares; The Holder shall have the right, from and after the issuance of this Note and then at any time until this Note is fully paid, at his option, to convert, in whole or in part, subject to the terms and provisions hereof, the then outstanding balance of the Principal Amount of the Note, and at the Holder's election, the interest accrued on the Note, into shares of the Corporation’s Series A Convertible No Voting Preferred stock the number of shares to be determined by dividing the outstanding balance of the Principal Amount of the Note, together with any interest, to be converted by Five percent (5%) of the average of the closing bid price of the Corporation’s common stock for the thirty (30) trading days immediately preceding the date of the Conversion Notice (as hereinafter defined); provided, (the “Conversion Price”), subject to adjustment as provided below in Section 7.

2.2. Exercise of Conversion Right. The conversion right shall be exercised, if at all, by surrender of the Note to the Corporation, together with written notice of election executed by the Holder, which may be in the form which is included with this Note (hereinafter referred to as the “Conversion Notice”) to convert such Note or a specified portion thereof into the shares of common stock of the Corporation. Such notice shall be sent to the Corporation at the address set forth below in Section 10 hereof.

The date of conversion (the “Date of Conversion”) shall be the date on which the Conversion Notice is received by the Corporation and the person or persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares on such date.

2.3. Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares, shares of Common Stock sufficient to effect the conversion of this Note; and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding principal of this Note, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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2.4. Conversion Limitation. In no event shall the Holder be entitled to convert any portion of the Note in excess of that portion of the Note upon conversion of which the sum of (1) the number of shares of the Corporation’s common stock beneficially owned by the Holder and his affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Corporation) and (2) the number of shares of common stock issuable upon the conversion of the portion of the Note, would result in beneficial ownership by the Holder and his affiliates of more than 4.9% of the outstanding shares of the Corporation’s common stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by written notice of not less than sixty (60) days to the Corporation.

3. Prepayment. The Corporation shall have the right to prepay this Note, in whole or in part, without penalty or a premium.

4. Security. The Corporation’s obligations hereunder are secured by a Security Agreement, as more fully described in the Loan Agreement, by and between the Corporation and the Holder.

5. Default.

5.1. Payment of this Note shall, at the election of the Holder, be accelerated immediately upon the occurrence of any of the following events (a “Event of Default”):

(a) The non-payment by the Corporation when due of principal and interest as provided in this Note; or

(b) The occurrence of any Event of Default as such term is defined in the Loan Agreement.

5.2. Each right, power or remedy of the Holder hereof during the continuation of any Event of Default as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise by the Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all such other rights, powers or remedies.

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6. Registration Rights.

6.1 Registration Rights Granted. If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S4, S8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the Holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the Holder of such Registrable Securities (the “Seller”). In the event that any registration pursuant to this Section 6.1 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 6.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 6.1 without thereby incurring any liability to the Seller.

6.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 6.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a) subject to the timelines provided in this Agreement, prepare and file with the SEC a registration statement required by Section 6, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the Holder of the Registrable Securities copies of all filings and SEC letters of comment (but not any information that is material, non-public information unless such information is also promptly publicly disclosed) and notify Holder (by telecopier and by e-mail addresses provided by Holder) on or before 6 pm ET on the same business day that the Company receives notice that (i) the SEC has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 6.2(a) shall be a material breach of the Company’s obligation and an Event of Default as defined in the Note and a Non-Registration Event as defined in Section 6.4 of this Note);

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to the Seller, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or disposition of the Common Stock covered by such registration statement;

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(d) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Seller shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) immediately notify the Seller when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Seller, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Seller, attorney, accountant or agent in connection with such registration statement.

6.3. Provision of Documents. In connection with each registration described in this Section 6, Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

6.4. Non-Registration Events. The Company and the Seller agree that the Seller will suffer damages if the Registrable Securities are not included after written request therefore, in any registration statement described in Section 6.1 and maintained in the manner and within the time periods contemplated by Section 6 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registrable Securities are not included in any registration statement described in Section 6.1 (such an event referred to as a "Non-Registration Event"), then the Company shall deliver to the Holder, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days (or part thereof) thereafter, of the Principal Amount of the Note acquired by such the holder hereunder. The Company must pay the Liquidated Damages in cash or an amount equal to one hundred and fifty percent (150%) of such Liquidated Damages if paid in additional shares of registered unlegended free-trading shares of Common Stock. Such Common Stock shall be valued at a per share value equal to the average of the five (5) lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the twenty (20) trading days preceding the first day of each forty-five (45) day or shorter period for which Liquidated Damages are payable. The Liquidated Damages must be paid within ten (10) days after the end of each forty-five (45) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the SEC, then such Registration Statement will be deemed to have not been filed. All oral or written and accounting comments received from the SEC relating to the Registration Statement must be responded to within ten (10) business days. Failure to timely respond to SEC comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Holder under this Section 6.4 for any events or delays occurring as a consequence of the acts or omissions of the Holder contrary to the obligations undertaken by Holder in this Note. Liquidated Damages will not accrue nor be payable pursuant to this Section 6.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

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6.5. Expenses. All expenses incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for Seller are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of one counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 6. Selling Expenses in connection with each registration statement under Section 6 shall be borne by the Seller.

6.6. Indemnification and Contribution.

(a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 6, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, and, as applicable, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 6.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

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(b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 6, Seller will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Seller, as such, furnished in writing to the Company by Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 6.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

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(d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) Seller, or any controlling person of Seller, makes a claim for indemnification pursuant to this Section 6.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 6.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 6(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6.7. Delivery of Unlegended Shares.

(a) The Common Stock shall not contain any legend, provided (i) a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Common Stock pursuant to Rule 144, or (iii) if such Common Stock are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). A holder of Common Stock may, by notice to the Company, require the Company to reissue any Common Stock previously issued, so that new Common Stock do not contain any legends. Within three (3) business days (such third (3rd) business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received such holder’s request to remove legends, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Holder) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends, reissuable pursuant to any effective and current Registration Statement described in Section 6 of this Agreement or pursuant to Rule 144 under the 1933 Act (the “Unlegended Shares”); and the Company shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted certificate, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

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(b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Holder’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 6 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Holder. As compensation to a Holder for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Unlegended Shares in the amount of $20 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 365 day period, the Company fails to deliver Unlegended Shares as required by this Section 6.7 for an aggregate of thirty (30) days, then Holder assignee holding Registrable Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Common Stock subject to such default at a price per share equal to 120% of the Conversion Price of such Common Stock or 120% of the fair market value of such Common Stock, whichever is higher (“Unlegended Redemption Amount”). The amount of the liquidated damages described above that have accrued or paid for the twenty day period prior to the receipt by the Holder of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d) In addition to any other rights available to a Holder, if the Company fails to deliver to a Holder Unlegended Shares as required pursuant to this Agreement, and after the Unlegended Shares Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock which the Holder was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

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(e) In the event a Holder shall request delivery of Unlegended Shares as described in Section 6.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 6.7, the Company may not refuse to deliver Unlegended Shares based on any claim that Holder or any one associated or affiliated with Holder has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained and the Company has posted a surety bond for the benefit of Holder in the amount of 120% of the Conversion Price of such Common Stock or 120% of the fair market value of such Common Stock, whichever is higher, which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment in Holder’s favor.

7. Anti-Dilution Adjustments. The Conversion Price shall be subject to adjustment as follows:

(a) In case the Corporation shall at any time subdivide or combine the outstanding shares of common stock, declare a stock dividend, stock split, reverse stock split or other similar transaction or reclassify its common stock, the Conversion Price in effect immediately prior to such transaction shall be proportionately adjusted to reflect the effect of such transaction. Any such adjustment shall be effective at the close of business on the date such transaction shall become effective.

(b) In case of a consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in a reclassification of outstanding shares of common stock of the class issuable upon the conversion of this Note and pursuant to which the security holders of the Corporation are not entitled to receive securities of another issuer), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, as the case may be, shall execute an instrument providing that the Holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, consolidation, merger, sale, or conveyance by the Holder of the number of shares of Common Stock of the Corporation into which this Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, or conveyance. Such interest shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions of this Note shall similarly apply to successive reclassification of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances.

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8. Failure to Act and Waiver. No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a Event of Default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a Event of Default for failure to effect such payment of any such other amount.

The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

9. Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Note shall be brought in any appropriate court in the State of Nevada, and by the issuance and execution of this Note the Corporation irrevocably consents to the jurisdiction of each such court.

10. Transfer/Negotiability. This Note shall be transferred on the books of the Corporation only by the registered Holder hereof or by his attorney duly authorized in writing or by delivery to the Corporation of a duly executed assignment. The foregoing notwithstanding, the Corporation shall not transfer this Note nor any of the shares of Common Stock issuable upon conversion hereunder except pursuant to registration under the Act or an available exemption from the registration requirements of the Act. Neither the Corporation nor its Transfer Agent, if any, shall be obligated to effect any such transfer unless it shall have received an opinion of counsel to the Holder reasonably satisfactory to the Corporation and its Transfer Agent, if any, stating that such removal of the legend complies with the provisions of the Act. The Corporation shall be entitled to treat any Holder of record of the Note as the Holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Nevada.

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11. Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to the Corporation, to:

Paul Taylor

paul@diz.com

Florida :

Land 321 972 6338

cell   561 245 0310

If to Holder:

Mark T Wood

28, Neon Moon Drive

Eutaw

Alabama

35462

T 205 737 4790

F 205 449 4583

admin@diz.com

12. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Nevada or, where applicable, the laws of the United States, without regard to conflicts of law.

13. Binding upon Successors. All covenants and agreements herein contained by or on behalf of the Corporation shall bind its successors and assigns and shall inure to the benefit of the Holder and his successors and assigns; Corporation may not assign this Agreement or any rights or duties hereunder without Holder’s prior written consent and any prohibited assignment shall be absolutely void. Holder reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Holder’s rights and benefits hereunder; provided, that Holder shall, for informational purposes but not as a requirement, notify the Corporation of the identity of all other assignees or participants who have acquired an ownership interest in the Note, and upon conversion, in the equity of the Corporation as a result thereof. In connection with any such assignment or participation, Holder may disclose all documents and information which Holder now or hereafter may have relating to Corporation's business.

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IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed as of 22nd December 2014

By:	/S/
Name:	Paul Taylor
Title:	President

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Exhibit d.

OPERATIONS AND ASSETS

According to the SBA there are more than 23 million small businesses (SMBs) in the United States today. Utilizing assets (‘the Assets’) DIBZ INTERNATIONAL INC (‘the “Company”) acquired on 12/22/2014 from Riverhouse IT Inc (NV) in exchange for a $75,000 9% Convertible Note. The Company will focus on serving SMBs that require robust and functional connectivity with their current and potential customers.

Approximately 44 percent of these SMBs may already have a website, and among those that have a website, most are ineffective at driving business traffic via their efforts. These SMB owners, many of whom work six or seven days a week, mostly lack the time, expertise and/or resources needed to make online and mobile marketing a relevant, effective part of their business plan. At the same time, there is growing acceptance among SMB owners that an effective online and mobile presence is critical to their marketing efforts. Many SMBs are beginning the process of shifting their marketing budgets from traditional media to online and mobile channels. The Assets are designed and hereby are fully developed. The proprietary suite of services (SoS) for SMBs are cloud based, easy-to-use and intuitive, can be deployed rapidly, customized easily and accessed anywhere through a "Dashboard". Customers access our SoS through the Internet with their computers, mobile devices, telephones PDA’s etc. Our SoS is designed to establish an online and mobile presence, increase sales and provide leads and customer management tools. To achieve our objectives SoS allows customers to:

efficiently market to their customers and prospects;

drive increased traffic to their location and/or website (s);

manage and nurture customers and prospects;

increase revenues by generating leads; and

increase revenues by selling online.

The Company’s customers are able to achieve these results and avoid much of the expense and complexity of traditional technology development. As a result customers face less financial risk, enjoy lower costs, quicker startup times and receive a much higher ROI over traditional development methods. The Company offers web services, mobile services, hosted email, email marketing, web marketing, mobile marketing, SEO, SEM, VoIP, social media services and customer relationship management (“CRM”) services integrated and bundled together through our innovative and proprietary Dashboard. The Company markets the services principally under the DIBZ International Inc brand names:

CannaBuy.com,

CannabuyExchange.com,

Tokinmail.com

&

DIBZ.com.

The Assets are fully developed and deployed systems. The Company generates revenue from “fixed” subscriptions from customer subscriptions and “variable” fee revenue generated from a broad array of IT and alternative marketing services performed for customers.

As a secondary revenue source, the Company also markets highly customized versions of the SoS to financial advisors and retirement planning professionals through a third party.

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Our Advantages

The Company believes that the following competitive strengths differentiate the Company’s assets from all competitors and are key’s to the Company’s success:

Easy to Use Proprietary Dashboard

The proprietary Dashboard is the first to offer web, email, text messaging, social media and voice services as an integrated suite of services for SMBs. The Dashboard integrates all necessary functions of online sales and marketing into one online location for customers. No longer will the customer have to purchase different services from different companies and spend their limited time trying to separate services working together.

Mobile enabled

The SoS platform is the first to offer mobile marketing in a service offering for web site marketing. This provides customers with powerful mobile marketing advantage over their competitors and gives us a first to market sales advantage.

Low Cost rapid expansion and deployment

The Company has developed and owns the proprietary platform. The Company does not pay licensing fees or other types of fees for the use and expansion of the platform. The platform can be deployed rapidly for customers who do not have to spend time procuring, installing or maintaining the servers, storage, networking equipment, security products, or other infrastructure hardware and software necessary to ensure a scalable and reliable service.

On-demand, cloud-based delivery

Delivering the services on-demand allows the Company to serve additional customers with little incremental expense and to deploy new features and upgrades quickly and efficiently to existing customers.

Suite of Products Covers Entire Sales and Service Cycle

The integrated suite of products and services and eCommerce capabilities enhance customer’s online and mobile marketing efforts by covering the entire sales cycle, from lead generation and lead management to sales to the consumer.

Recurring revenue model

The Company sells the services on a monthly, quarterly or annual subscription basis, which provides greater levels of recurring revenues and predictability compared to traditional perpetual, license-based business models.

Products and Services

The Company’s goal is to integrate a broad range of services and products through the SoS enabling SMBs to establish, maintain, promote, and optimize their The Company b, social and mobile presence. The Company sells to customers whether or not they have already established an online presence. Customers can subscribe to a suite products that meet a variety of needs, and which can be enhanced with additional services; alternatively, they can choose to purchase customized solutions for specific needs.

The Company’s products and services can be broken down into the following three categories:

Lead Nurturing Subscriptions

Website Subscriptions

Marketing Services

Lead Nurturing Services

These services are targeted to SMB customers who already have a web presence. These services include:

proprietary dashboard

email marketing

mobile marketing

social media links

landing page services

lead and response tracking

Website Subscriptions

These services are targeted to SMB customers who either need an online presence or want to replace their existing online presence. These services include:

proprietary dashboard

Domain name and registration services

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website design

website hosting

Email marketing

Mobile marketing

Customer email systems

VoIP linked website

Social media links

Landing page services

Visitor tracking and reporting

Lead and response tracking

Marketing Services

These services are additional services for website and lead nurturing subscribers. In addition to our basic subscription packages above package the Company offers the following:

SEO - search engine optimization

SEM - search engine marketing

2 way mobile marketing services

Unique toll-free telephone number tracking

Newsletter services

Logo design and brand building

Social media design and marketing

Custom design services

eCommerce website design and development

Guaranteed lead program

Keyword lead generation

Lead Nurturing Services

Proprietary Dashboard

A unique, icon oriented interface to our integrated suite of technology. The Dashboard integrates web, email, text messaging, social medial, voice systems, CRM and reporting technologies into a simple to use interface that allows our customers to easily prospect, track and grow their customers and online presence. Developed from the ground up – The proprietary Dashboard technology offers our busy customers one stop shopping for all their needs. Typically customers save time and money with an integrated system; when similar competitive services are added up and compared - providing the Company’s customers a compelling incentive to switch to DIBZ services.

Email Marketing

The Company offers an e-mail marketing tool that enables customers to easily communicate with their customers and prospects via email. Included in this service are a contact management tool and a reporting component to help track an email campaign’s success.

Mobile Marketing

The Company offers a text messaging tool that enables our customers to easily communicate with their customers and prospects via text message. Included in this service are a contact management tool and a reporting component to help track an email campaign’s success.

Social Media

To enable customer’s access the growing and increasingly important social media channel, The Company provides easy to manage links and integration with popular social media sites such as Facebook, Twitter, Google Places and LinkedIn. Additionally customers are offered the opportunity to optimize and increase online exposure by providing professionally designed Facebook and Twitter Company pages.

Landing Page Services

The Company offers customized, and template designed landing pages to capture prospect and customer information. Typically landing pages are used in conjunction with an email or mobile marketing campaign and provide the interface for customers to provide the product or service described within a campaign.

Lead and Response Tracking

All actions are track able and quantifiable. This provides customers with real-time metrics and analysis regarding the success of their current marketing campaign.

Website Subscriptions

Domain Name Registration and Services

All online activity starts with a domain name. The Company makes this process easy for customers - the customers tell us their desired domain name(s) and the Company does the rest, providing a full suite of domain services to assist customers.

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Website Design

Websites are tailored for a business’s products or services, and include features that keep businesses connected with their customers and prospects through the Dashboard, social media “share” icons, location maps, customizable contact forms and more. These features enable SMBs to have a professional and effective website to serve customers and grow business by reaching new prospects.

Website Hosting

Provisioning and website hosting based on standardized, scalable managed hosting services for our customers. Customers need not worry about running a website, managing backups, servers going up and down, etc. – The Company provides the service. A white glove service typically not afforded to SMB's.

Email Marketing

The Company offers an e-mail marketing tool that enables customers to easily communicate with their customers and prospects via email. Included in this service are a contact management tool and a reporting component to help track an email campaign’s success.

Mobile Marketing

The Company offers a text messaging tool that enables customers to easily communicate with their customers and prospects via text message. Included in this service are a contact management tool and a reporting component to help track an email campaign’s success.

Customer Email

Every website customer receives one e-mail address tied to their domain name. Customers may purchase additional mailboxes as necessary. Our mail service is compatible with Microsoft Outlook, Macintosh Mail, IOS, Blackberry and Android systems. Mail features advanced filtering and search capabilities, automatic mail forwarding and webmail access.

VoIP linked website

Every customer's website is VoIP enabled for PC to customer communications. This means a prospect may call a website customer while on the website - through a VoIP service built into the website free of charge - providing instant voice communications capabilities.

Social Media

To help customers access the growing and increasingly important social media channel The Company provide easy to manage links and integration with popular social media sites such as Facebook, Twitter, Google Places and LinkedIn. The Company optionally offers the opportunity to optimize and increase online exposure by providing professionally designed Facebook and Twitter Company pages.

Landing Page Services

The Company offers custom designed landing pages designed to capture prospect and customer information. Typically landing pages are used in conjunction with a email or mobile marketing campaign and provide the interface for customers to provide the product or service described in the campaign.

Visitor tracking and reporting

All visits are track able and quantifiable. This provides customers with real-time metrics and analysis regarding visitors to their website.

Lead and Response Tracking

All actions are track able and quantifiable. This provides customers with real-time metrics and analysis regarding the success of their current marketing campaign.

Marketing Services

SEO

Search engine optimization and inclusion, monthly online marketing submissions to more than 100 search engines, social sites, GPS navigation devices and online yellow page directories and site submission to many popular search engines and search submission services offered as a monthly subscription.

SEM

The Company b-based lead generation services designed to increased traffic to customers’ websites and stores. The Company typically manages and optimizes the customers paid search engine marketing campaigns on the customers’ behalf. This service is offered as a monthly subscription.

2 way mobile marketing services

Integrate a marketing campaign or sale with a unique local phone number. This local phone number can send and receive voice calls as The Company as send and receive text messages. All calls and text messages are tracked via the proprietary Dashboard - giving the customer instant and easily verifiable tracking data for the marketing campaign. This is available to all website customers as an option for every campaign. No contract required for the phone service.

Toll-free telephone number tracking

A 800 number may be used instead of the local number above. All calls are logged and tracked in the customers Dashboard. No contract is required for the phone service.

Newsletter services

The Company designs and manages a monthly newsletter on behalf of the customer on request.

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Logo design and brand building

Logo creation services provide professional, affordable design products that equip SMBs to compete with larger businesses. The Company’s services help build a company’s brand value by presenting a strong, unified image.

Social Media

To help customers access the growing and increasingly important social media channel The Company provides easy to manage links and integration with popular social media sites such as Facebook, Twitter, Google Places and LinkedIn. The Company optionally offers customer the opportunity to optimize and increase online exposure by providing professionally designed Facebook and Twitter Company pages.

Custom design services

The Company offers complete custom website design services. These services are typically chosen for larger, more established customers that have had an online presence in the past, or that are designing their first website with unique specifications. Customers work directly with our experienced The Company b designers to build a fully customized website. Additionally, the Company sells any of our subscription-based The Company b services and products to custom web design customers.

eCommerce web site design and development

Customers work directly with designers and programmers to build high-end custom eCommerce stores. Business and customer security is a top priority. Additionally, The Company sells subscription-based The web services and products to custom web design customers.

Guaranteed lead program

The Company offers targeted lead generation services directed toward independent financial advisors and retirement planning agencies. The Company works with an agencies existing website or create a new lead-generating website that sends real time leads directly to the agent.

Lead Generation

This service researches relevant keywords to create ads designed to bring traffic to the customers website. When prospects search for a service, they are driven to a lead generating landing page to request a quote or information and upon signup delivered to the customer’s dashboard and communicated to the customer in real time.

Market Analysis

One common trait of SMBs is the need for simple, quick and effective marketing. The proprietary Dashboard and platform address this need by integrating web, email, text messaging, social medial, voice systems, CRM and reporting technologies into a simple to use interface that allows our customers to easily prospect, track and grow their customers and online presence. This save SMBs money - but more importantly it provides quick, effective marketing solutions that generate revenue and save time for customers. According to the SBA:

The 23 million small businesses in America account for 54% of all U.S. sales.

Small businesses provide 55% of all jobs and 66% of all net new jobs since the 1970s.

600,000 plus franchised small businesses in the U.S. account for 40% of all retail sales.

Small business in America occupies 30-50% of all commercial space, an estimated 20-34 billion square feet.

Furthermore, the small business sector is growing rapidly. While corporate America has been "downsizing", the rate of small business "start-ups" has grown, and the rate for small business failures has declined.

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Strategy and Implementation

The Company has built the business model around an affordable subscription-based model that allows SMBs to affordably outsource their The Company b services and online marketing needs. The Company currently markets the platform as follows:

Cannabuy Alliance	Vertical Network (Rezoning Land – Cannabuy Card
Cannabuy Exchange	Local Regional Markets (Regionalized Community _ Social Networking)
TokinMail	Community Connectivity (Connectivity Inside the community)
Launchpit	Customer Services / Payment systems (Back office product)

DIBZ.com – white label and wrap around affiliate services for SMBs

The technology is delivered as Software as a Service via Cloud technologies.

The software consists of the following proprietary files located on the Mark T. Wood’s private server.

Script Name	Size
401koptimizer.php	6292
aboutus.php	568
addcontact.php	27316
addcontact_validate.js	1677
addmembers.php	9452
adminagentcontactdetail.php	3858
adminagentcontact.php	4437
adminagentsummary.php	6014
admincontactus.php	3762
admindashboard.php	1997
admindripagent.php	3897
admindriphistory.php	3739
adminemailagent.php	3692
adminrequestinfo.php	3936
adminsmsagent.php	2979
adminunsubhistory.php	7965
biplocation.php	5999
agentdlrhistorydetail.php	2428
agentdlrhistory.php	2201
agentmap.bak.php	2298
agentmap.php	2305
bannerscripts.php	580
base-scripts.php	747
browcalladmindetail.php	6643
browcalladmin.php	3891
browcallagent.php	3281
browsermail.php	5361
browserpc.php	5317
charts.php	11553
contacthistory.php	2857
contactsend.php	4833

19

Script Name	Size
contactsend_validate.js	662
contactusdata.php	5629
contactusdefault.php	3602
contactusdetail.php	2353
contactushistory.php	3849
contactus.php	4492
contactussend.php	8760
contact_validate.js	1469
dailydripadmin.php	13493
dailyleadreportbyday.php	7825
dailyleadreport.php	8148
dashboard.php	2784
dictionary.php	2604
dictionaryterms.php	2238
dlrlistdetail.php	2447
dlrlist.php	3363
dlrservice.php	1687
dripadmin.php	3938
dripcreate.php	6409
driphistory.php	3865
dripmake.php	4648
dripsender.php	13104
dripsend.php	6700
editcontactgroup.php	2699
editcontact.php	28192
editcontact_validate.js	1677
editgroups.php	9378
editmembers.php	4975
emailadmin.php	4372
featuredblock.php	2368
fpbottom.php	516
fpcalcmony.php	1758
fpstock.php	11888
fptwitteradmindetail.php	6982
fptwitteradmin.php	3832
front-portfolio.php	1140
front_quote.bak.php	6315
front_quote.php	8999
frontstock.php	12110
front-tweet.php	1357
front-video.php	872
gethelp.php	1477
getsymbol.php	8146

20

Script Name	Size
gmapadmindetail.php	6498
gmapadmin.php	3754
goldenhits.bak.php	540
goldenhits.php	546
home-top.bak.php	2370
home-top.php	4736
jquery-ie7.php	4641
leadhome.php	1769
mailcreate.bak.php	5963
mailcreate.php	6224
mailcreate.tiny.php	5234
mailhistory.php	3871
mailmake.php	4655
mailsender.php	17667
mailsend.php	11443
mailuseragent.php	1185
mailview.php	6145
marketschartbox.php	7738
marketwatch.php	63
moneycenter.php	6608
myinfoadminabout.php	2721
myinfoadmincontact.php	2746
myinfoadmindetail.php	19859
myinfoadminnew.php	14671
myinfoadmin.php	3158
myinfoadminpix.php	2739
myinfoadminrequest.php	2774
myinfo.php	30196
newcontactgroup.php	1319
newsitechecklist.php	5502
newsletteradmin.php	2114
newslettercreate.php	5036
newsletter.php	1365
newssignup.php	1371
newssignupsend.php	8064
newssup_validate.bak.js	1162
newssup_validate.js	1274
pagetracker.php	4115
pagetrackerseo.php	2897
pageviewsumdetail.php	2485
pageviewsum.php	5282
pageviewuser.php	6299

21

Script Name	Size
phonenum.php	3741
pictureblockfront.php	1329
pictureblock.php	1329
portconfirm.php	1510
portfoliodetail.php	17822
portfoliolist.php	13359
portfoliomgr.php	2708
portfolionew.php	8641
portfolionew_validate.js	2466
portfolioregdo.php	9276
portfolioreg.php	2943
portfolioreg_validate.js	1785
portfolioup.php	4338
portfolioup_validate.js	1160
quote.php	9576
readdetail.php	2746
readhistory.php	3085
requestdetail.php	4241
requesthistory.php	4054
requestinfodata.php	6174
requestinfodefault.php	3640
requestinfodo.php	10750
requestinfo.php	4655
requestinfo_validate.js	2114
retiredradio.php	1449
r.php	1587
senddripqueue.php	11520
sendmailqueue.php	10229
sendsmsqueue.php	9848
signature.php	3553
simplesteps.php	1210
smsadmin.php	4624
smscreate.php	6796
smshistory.php	3002
smsmake.php	4890
smssender.php	15071
smssend.php	10879
smsview.php	4572
symbol.php	10052
tools.php	1730
transparent.png	151
twitteragent.php	3579
unsubcribedo.php	5192
unsubhistory.php	7750

22

Script Name	Size
unsubscribedo.php	5838
unsubscribe.php	370
unsubsuccess.php	777
validate_checkbox.js	749
validate_sub_checkbox.js	433
viewcontacts.php	3823
watchlistdetail.php	17753
watchlistnew.php	8404
biplocation.php	6243

23